EXHIBIT 77E
LEGAL PROCEEDINGS
Since October 2003, Federated
and related entities
(collectively, "Federated"),
and various Federated funds
("Funds"), have been named
 as defendants in several
class action lawsuits now
 pending in the United
 States District
Court for the District
of Maryland. The lawsuits
were purportedly filed
 on behalf of people who
 purchased, owned
and/or redeemed shares
of Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
 Federated engaged in
illegal and improper
 trading practices including
market timing and late
trading in concert with
 certain institutional
traders, which allegedly
caused financial injury to
the mutual fund shareholders.
 These lawsuits began to
 be filed shortly after
 Federated's first public
announcement
that it had received
requests for information
on shareholder trading
activities in the Funds
from the SEC, the Office
of the New York State
Attorney General ("NYAG"),
 and other authorities.
In that regard, on November 28, 2005,
Federated announced that
it had reached final
settlements with the SEC
 and the NYAG with respect
 to those matters.
Specifically, the SEC and
 NYAG settled proceedings
 against three Federated
subsidiaries involving
undisclosed
market timing arrangements
 and late trading. The
SEC made findings: that
 Federated Investment Management
Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
 and Federated Securities
 Corp., an
SEC-registered broker-dealer
 and distributor for the
Funds, violated provisions
 of the Investment Advisers
 Act and
Investment Company Act by
 approving, but not
disclosing, three market
timing arrangements, or
the associated
conflict of interest
between FIMC and the funds
 involved in the arrangements,
 either to other fund
shareholders or to
the funds' board; and that
 Federated Shareholder
 Services Company,
formerly an SEC-registered
 transfer agent,
failed to prevent a
customer and a Federated
 employee from late
trading in violation
of provisions of the Investment
Company Act. The NYAG
found that such conduct
 violated provisions of
New York State law.
Federated entered
into the settlements
 without admitting or
 denying the regulators'
 findings. As Federated
 previously reported in 2004,
it has already paid
approximately $8.0 million
to certain funds as
determined by an independent
 consultant. As part
of these settlements,
 Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million
and, among other things,
 agreed that it would not
 serve as investment
adviser to any
registered investment
company unless (i) at
least 75% of the fund's
directors are independent
of Federated, (ii) the
chairman of each such
fund is independent of
 Federated, (iii) no
action may be taken by
the fund's board or any
committee thereof unless
 approved by a majority
of the independent
trustees of the fund or
 committee, respectively,
and (iv) the fund appoints
 a "senior officer"
who reports to the
independent trustees
and is responsible for
monitoring compliance
 by the fund with applicable
 laws and fiduciary duties
 and for managing the
process by which
management fees charged
 to a fund are approved.
The settlements are
described in Federated's
 announcement
which, along with previous
 press releases and
related communications
on those matters, is
available in the "About
Us" section of Federated's
 website at
 FederatedInvestors.com.
Federated entities have
 also been named as
defendants in several
 additional lawsuits
 that are now pending in the
United States District
 Court for the Western
 District of Pennsylvania,
 alleging, among other
things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
 Dickstein Shapiro LLP
to represent the Funds
in each of the
lawsuits described in
the preceding two paragraphs.
 Federated and the Funds,
 and their respective counsel,
 have
been defending this
litigation, and none of
the Funds remains a
defendant in any of the
 lawsuits (though some could
potentially receive any
recoveries as nominal
defendants). Additional
 lawsuits based upon
similar allegations may
be filed in the future.
The potential impact of
these lawsuits, all of
 which seek unquantified
damages, attorneys'
fees, and expenses, and
 future potential similar
suits is uncertain.
 Although we do not believe
that these lawsuits will
have a material adverse effect on
 the Funds, there can be no
assurance that these suits,
ongoing adverse publicity
and/or other developments
resulting from the regulatory
 investigations will not result
 in increased Fund
redemptions, reduced sales of
 Fund shares, or other
adverse consequences for
the Funds.